Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, October 11, 2013

WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME

Q3 Net Income of $5.6 Billion; EPS of $0.99, Up 13 Percent from Prior Year

•	Continued strong financial results:

o	Record Wells Fargo net income of $5.6 billion, up 13 percent from third quarter 2012

o	Record diluted earnings per share of $0.99, up 13 percent

o	Revenue of $20.5 billion, compared with $21.2 billion

o	Noninterest expense of $12.1 billion, down $10 million

o	Return on average assets (ROA) of 1.53 percent, up 8 basis points

o	Return on equity (ROE) of 14.07 percent, up 69 basis points

•	Strong loan and deposit growth:

o	Total average loans of $804.8 billion, up $28.0 billion from third quarter 2012

o	Quarter-end loans of $812.3 billion, up $29.7 billion

¡	Quarter-end core loans[1] of $728.2 billion, up $44.2 billion

¡	Added $5.2 billion from U.K. and U.S. commercial real estate (CRE) acquisitions

o	Total average core deposits of $940.3 billion, up $44.9 billion

¡	Quarter-end core deposits of $947.8 billion, up $46.7 billion

•	Continued improvement in credit quality:

o	Net charge-offs of $975 million, down $1.4 billion from third quarter 2012

¡	Net charge-off rate of 0.48 percent (annualized), compared with 1.21 percent

o	Nonperforming assets of $20.7 billion, down $4.6 billion

o	$900 million reserve release[2] due to continued strong credit performance and improved housing market

•	Strengthened capital levels:

o	Tier 1 common equity[3] under Basel I increased $14.5 billion from third quarter 2012 to $120.3 billion, with Tier 1 common equity ratio of 10.64 percent under Basel I at September 30, 2013

o	Estimated Tier 1 common equity ratio of 9.54 percent under Basel III capital rules[4]

1 See table on page 5 for more information on core and non-strategic/liquidating loan portfolios.

2 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

3 See tables on page 38 for more information on Tier 1 common equity.

4 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

o	Period end common stock share count declined 28.4 million from second quarter 2013 reflecting 50.9 million of purchases in the quarter

o	Purchased an additional estimated 9.8 million shares through a forward repurchase transaction expected to settle in fourth quarter 2013

Selected Financial Information

		Quarter ended

	Sept. 30,	June 30,	Sept. 30,
	2013	2013	2012

Earnings
Diluted earnings per common share	$0.99	0.98	0.88
Wells Fargo net income (in billions)	5.58	5.52	4.94
Return on assets (ROA)	1.53%	1.55	1.45
Return on equity (ROE)	14.07	14.02	13.38

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.48	0.58	1.21
Allowance for credit losses as a % of total loans	1.93	2.07	2.27
Allowance for credit losses as a % of annualized net charge-offs	405	360	190

Other
Revenue (in billions)	$20.5	21.4	21.2
Efficiency ratio	59.1%	57.3	57.1
Average loans (in billions)	$804.8	800.2	776.7
Average core deposits (in billions)	940.3	936.1	895.4
Net interest margin	3.38%	3.46	3.66

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record net income of $5.6 billion, or $0.99 per diluted common share, for third quarter 2013, up from $4.9 billion, or $0.88 per share, for third quarter 2012, and up from $5.5 billion, or $0.98 per share, for second quarter 2013. For the first nine months of 2013, net income was a record $16.3 billion, or $2.89 per share, compared with $13.8 billion, or $2.45 per share, for the same period in 2012.

“Wells Fargo continued to demonstrate strong and consistent financial performance in the third quarter,” said Chairman and CEO John Stumpf. “As our economy continues to transition to higher interest rates, our diversified business model and strong risk discipline contributed to record earnings per share along with continued strength in return on assets, return on equity and capital. The improvement in the housing market has been beneficial to our customers and significantly contributed to our broad-based credit improvement in the quarter. We also deepened relationships, resulting in increases in cross-sell across the Company. As we look forward, we remain well positioned to meet the needs of our customers and to perform for our shareholders.”

Chief Financial Officer Tim Sloan said, “This was a solid quarter for Wells Fargo. As expected, mortgage banking revenue was lower in the quarter as the recent increases in interest rates reduced refinance volume, but this impact was partially offset by improved credit and lower expenses. Year-over-year, we had strong loan growth, double-digit increases in noninterest income across many of our businesses and continued to build capital and return more to shareholders through dividends and share buybacks.”

Revenue

Revenue was $20.5 billion, compared with $21.4 billion in second quarter 2013. With net interest income stable, revenue declined primarily from lower mortgage banking revenue and trust and investment fees, partially offset by higher market sensitive revenue5 and other income. Businesses generating year-over-year double-digit revenue growth included credit card, personal credit management, retail sales finance and retirement services.

Net Interest Income

Net interest income remained strong in third quarter 2013 at $10.7 billion, essentially unchanged from second quarter 2013. Net interest income benefitted from available-for-sale (AFS) securities portfolio purchases, which consisted largely of agency mortgage-backed securities (MBS), lower funding costs, organic growth in commercial and consumer loans, commercial real estate loan acquisitions, and one additional business day in the quarter. These benefits were offset by lower interest income from mortgages held for sale and reduced income from variable sources, such as purchased credit-impaired (PCI) loan resolutions and periodic dividends.

The Company’s net interest margin declined 8 basis points from the prior quarter to 3.38 percent. Deposit and long-term debt growth and a decline in mortgages held for sale caused cash and short term investments to increase despite growth in other earning asset categories including loans and AFS securities. Although deposit growth has little impact on net interest income, it is dilutive to net interest margin and customer driven deposit growth accounted for 3 basis points of compression. Liquidity-related issuances in the quarter, both term deposits and long-term debt, diluted the margin by approximately 3 basis points. Separately, the net impact of balance sheet repricing and growth also diluted the net interest margin by 1 basis point, while lower income from variable sources, including PCI loan resolutions and periodic dividends, led to another 1 basis point of compression.

Noninterest Income

Noninterest income was $9.7 billion, compared with $10.6 billion in second quarter 2013, driven primarily by lower mortgage refinance volume and reduced gain on sale margins. Trust and investment fees declined in the quarter due to reduced investment banking revenue and seasonally lower retail brokerage commissions. These declines were partially offset by increases in debt and equity gains, mortgage banking servicing income and trading revenue.

5 Consists of net gains from trading activities, net gains (losses) on debt securities available for sale and net gains from equity investments.

Mortgage banking noninterest income was $1.6 billion, down from $2.8 billion in second quarter 2013. During the third quarter, residential mortgage originations were $80 billion, down from $112 billion in second quarter 2013. The Company provided $28 million for mortgage loan repurchase losses, compared with $65 million in second quarter 2013 (included in net gains from mortgage loan origination/sales activities). As previously announced, the Company reached an agreement with the Federal Home Loan Mortgage Corporation (Freddie Mac) on September 27, 2013, that resolved substantially all repurchase liabilities related to loans sold to Freddie Mac prior to January 1, 2009. The agreement was covered through mortgage loan repurchase accruals established in prior periods. Net mortgage servicing rights (MSRs) results were $26 million, compared with $68 million in second quarter 2013.

The Company had net unrealized securities gains of $5.8 billion at September 30, 2013, up from $5.1 billion at June 30, 2013.

Noninterest Expense

Noninterest expense declined $153 million from the prior quarter to $12.1 billion, as higher mortgage-related severance expense and deferred compensation costs (offset in revenue) were more than offset by lower incentive compensation (including mortgage-related), reduced litigation accruals and seasonally lower crop insurance commissions. The efficiency ratio was 59.1 percent in third quarter 2013, compared with 57.3 percent in second quarter 2013. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent in fourth quarter 2013.

Income Taxes

The Company’s effective tax rate was 31.9 percent and 33.4 percent for third quarter 2013 and 2012, respectively. The lower effective tax rate in third quarter 2013 reflected a net reduction in the reserve for uncertain tax positions primarily due to settlements with tax authorities regarding certain cross border transactions.

Loans

Total loans were $812.3 billion at September 30, 2013, up $10.4 billion from June 30, 2013. Third quarter loan growth included $5.2 billion of CRE portfolio acquisitions consisting of $4.0 billion of U.K. CRE loans classified within foreign loans and $1.2 billion within commercial real estate mortgage. Growth in the commercial and industrial, real estate 1-4 family first mortgage, credit card, and auto portfolios more than offset the reduction in the non-strategic/liquidating portfolios. Total average loans were $804.8 billion, up $4.5 billion from the prior quarter. The asset-backed finance, corporate banking, credit card, equipment finance, government and institutional banking, mortgage portfolios, personal credit management, retail brokerage, and retail sales finance portfolios all experienced year-over-year double-digit growth.

	September 30, 2013			June 30, 2013

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$369,703	2,342	372,045	360,940	2,532	363,472
Consumer	358,484	81,796	440,280	353,470	85,032	438,502

Total loans	$728,187	84,138	812,325	714,410	87,564	801,974

Change from prior quarter:	$13,777	(3,426)	10,351	5,335	(3,327)	2,008

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Total average deposits were $1.0 trillion, up 8 percent from a year ago and up 6 percent (annualized) from second quarter 2013. Average core deposits were $940.3 billion, up 5 percent from a year ago and up 2 percent (annualized) from second quarter 2013. Average core checking and savings deposits were $892.9 billion, up 7 percent from a year ago and up 4 percent (annualized) from second quarter 2013. Average mortgage escrow deposits decreased to $34.7 billion, compared with $40.0 billion a year ago and $39.6 billion in second quarter 2013. Average core checking and savings deposits were 95 percent of average core deposits. The average deposit cost for third quarter 2013 improved to 12 basis points, compared with 14 basis points in the prior quarter and 18 basis points a year ago. Average core deposits were 117 percent of average loans, unchanged from second quarter 2013.

Capital

Capital remained strong in the third quarter, with Tier 1 common equity of $120.3 billion under Basel I, or 10.64 percent of risk-weighted assets, compared with 9.92 percent in third quarter 2012 and 10.71 percent in second quarter 2013. Under Basel III capital rules, the Tier 1 common equity ratio was an estimated 9.54 percent.6 In third quarter 2013, the Company purchased 50.9 million shares of its common stock and an additional estimated 9.8 million shares through a forward repurchase transaction expected to settle in fourth quarter 2013. The Company also paid a quarterly common stock dividend of $0.30 per share, up from $0.22 a year ago.

	Sept. 30,	June 30,	Sept. 30,
(as a percent of total risk-weighted assets)	2013	2013	2012

Ratios under Basel I (1):

Tier 1 common equity (2)	10.64%	10.71	9.92
Tier 1 capital	12.15	12.12	11.50
Tier 1 leverage	9.76	9.63	9.40

(1)	September 30, 2013, ratios are preliminary.
(2)	See table on page 38 for more information on Tier 1 common equity.

6 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

Credit Quality

“Credit performance continued to be very strong in the third quarter. Loss levels improved from the second quarter and were at historically low levels,” said Chief Risk Officer Mike Loughlin. “Credit losses were $975 million in third quarter 2013, compared with $2.4 billion in third quarter 2012, representing a 59 percent year-over-year improvement. The quarterly loss rate fell to 0.48 percent with commercial losses of only 2 basis points and consumer losses of 0.86 percent. The consumer loss levels continued to benefit from the improvement in the residential real estate market, with home prices and market fundamentals improving faster and in more markets than forecasted. Nonperforming assets declined by $360 million, or 7 percent (annualized) from last quarter. We released $900 million from the allowance for credit losses in the third quarter, reflecting improvement in home prices and credit performance. Given these favorable conditions, we continue to expect future reserve releases absent a significant deterioration in the economic environment.”

Net Loan Charge-offs

Net loan charge-offs improved to $975 million in third quarter 2013, or 48 basis points of average loans, compared with $1.2 billion in second quarter 2013, or 58 basis points of average loans.

Net Loan Charge-Offs

	Quarter ended

	Sept. 30, 2013		June 30, 2013		Mar. 31, 2013

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$58	0.12%	$77	0.17%	$93	0.20%
Real estate mortgage	(20)	(0.08)	(5)	(0.02)	29	0.11
Real estate construction	(17)	(0.41)	(45)	(1.10)	(34)	(0.83)
Lease financing	-	-	18	0.57	(1)	(0.02)
Foreign	(2)	(0.02)	(1)	(0.01)	3	0.03

Total commercial	19	0.02	44	0.05	90	0.10

Consumer:
Real estate 1-4 family first mortgage	242	0.38	328	0.52	429	0.69
Real estate 1-4 family junior lien mortgage	275	1.58	359	2.02	449	2.46
Credit card	207	3.28	234	3.90	235	3.96
Automobile	78	0.63	42	0.35	76	0.66
Other revolving credit and installment	154	1.46	145	1.38	140	1.37

Total consumer	956	0.86	1,108	1.01	1,329	1.23

Total	$975	0.48%	$1,152	0.58%	$1,419	0.72%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $360 million in the quarter to $20.7 billion, from $21.1 billion in second quarter 2013. Nonaccrual loans decreased to $16.9 billion from $17.9 billion in second quarter 2013. Foreclosed assets were $3.8 billion, up from $3.1 billion in second quarter 2013, reflecting an increase in foreclosed assets insured by the Federal Housing Administration (FHA) or guaranteed by the Veterans Administration (VA). This increase was primarily driven by enhancements to loan modification programs, slowing foreclosures in prior quarters.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Sept. 30, 2013		June 30, 2013		Mar. 31, 2013

($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans

Commercial:
Commercial and industrial	$809	0.42%	$1,022	0.54%	$1,193	0.64%
Real estate mortgage	2,496	2.36	2,708	2.59	3,098	2.92
Real estate construction	517	3.15	665	4.04	870	5.23
Lease financing	17	0.15	20	0.17	25	0.20
Foreign	47	0.10	40	0.10	56	0.14

Total commercial	3,886	1.04	4,455	1.23	5,242	1.45

Consumer:
Real estate 1-4 family first mortgage	10,450	4.10	10,705	4.23	11,320	4.49
Real estate 1-4 family junior lien mortgage	2,333	3.45	2,522	3.60	2,712	3.74
Automobile	188	0.38	200	0.41	220	0.47
Other revolving credit and installment	36	0.08	33	0.08	32	0.08

Total consumer	13,007	2.95	13,460	3.07	14,284	3.26

Total nonaccrual loans	16,893	2.08	17,915	2.23	19,526	2.44

Foreclosed assets:
Government insured/guaranteed	1,781		1,026		969
Non-government insured/guaranteed	2,021		2,114		2,381

Total foreclosed assets	3,802		3,140		3,350

Total nonperforming assets	$20,695	2.55%	$21,055	2.63%	$22,876	2.86%

Change from prior quarter:
Total nonaccrual loans	$(1,022)		$(1,611)		$(960)
Total nonperforming assets	(360)		(1,821)		(1,633)

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $1.1 billion at September 30, 2013, compared with $1.2 billion at June 30, 2013. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $21.1 billion at September 30, 2013, up slightly from $21.0 billion at June 30, 2013.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $15.6 billion at September 30, 2013, down from $16.6 billion at June 30, 2013. The allowance coverage to total loans was 1.93 percent, compared with 2.07 percent in second quarter 2013. The allowance covered 4.0 times annualized third quarter net charge-offs, compared with 3.6 times in the prior quarter. The allowance coverage to nonaccrual loans was 93 percent at both September 30, 2013 and June 30, 2013. “We believe the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2013,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2013	2013	2012

Community Banking	$3,341	3,245	2,740
Wholesale Banking	1,973	2,004	1,993
Wealth, Brokerage and Retirement	450	434	338

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

			Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2013	2013	2012

Total revenue	$12,244	12,942	13,110
Provision for credit losses	240	763	1,627
Noninterest expense	7,060	7,213	7,402
Segment net income	3,341	3,245	2,740

(in billions)
Average loans	497.7	498.2	485.3
Average assets	836.6	820.9	765.1
Average core deposits	618.2	623.0	594.5

Community Banking reported net income of $3.3 billion, up $96 million, or 3 percent, from second quarter 2013. Revenue of $12.2 billion decreased $698 million, or 5 percent, from the prior quarter primarily due to lower mortgage banking revenue, partially offset by higher gains on equity investments and higher deferred compensation plan investment gains (offset in employee benefits expense). Noninterest expense decreased $153 million, or 2 percent, from the prior quarter largely due to lower operating losses and mortgage volume-related expenses, partially offset by higher deferred compensation expense (offset in revenue). The provision for credit losses decreased $523 million from the prior quarter as net charge-offs declined $201 million and portfolio credit performance improved, particularly in residential real estate.

Net income was up $601 million, or 22 percent, from third quarter 2012. Revenue decreased $866 million, or 7 percent, from a year ago due to lower mortgage banking revenue, partially offset by higher net interest income, growth in deposit service charges, higher trust and investment fees, higher debit, credit and merchant card volumes, and higher gains on equity investments. Noninterest expense declined $342 million, or 5 percent, from a year ago largely driven by the elimination of costs related to the OCC’s Independent Foreclosure Review programs, lower operating losses, and lower FDIC deposit insurance assessments. The provision for credit losses decreased $1.4 billion from a year ago as net-charge offs declined $1.3 billion and portfolio credit performance improved, particularly in residential real estate portfolios.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.15 products per household, up from 6.04 year-over-year[7]

o	Primary consumer checking customers[8] up a net 3.9 percent year-over-year[7]

o	Customers rated their experience with Wells Fargo stores at an all-time high based on third quarter survey results

•	Small Business/Business Banking

o	Primary business checking customers[8] up a net 3.6 percent year-over-year[7]

o	$14.2 billion in new loan commitments to small business customers (primarily with annual revenues less than $20 million) in the first three quarters of 2013, up 24 percent from the prior year

o	For the 11th consecutive year, America’s #1 small business lender (in both loans under $100,000 and under $1,000,000) and #1 lender to small businesses in low- and moderate-income areas (2012 CRA data, released August 2013)

o	For the third consecutive year, Wells Fargo has approved more than $1 billion in SBA 7(a) loan dollars for small businesses

•	Online and Mobile Banking

o	22.9 million active online customers, up 7 percent year-over-year[7]

o	11.5 million active mobile customers, up 29 percent year-over-year[7]

o	“Best Consumer Internet Bank” in the U.S. for the 4th consecutive year (Global Finance Magazine, July 2013)

Consumer Lending Group

•	Home Lending

o	Originations of $80 billion, compared with $112 billion in prior quarter

o	Applications of $87 billion, compared with $146 billion in prior quarter

o	Application pipeline of $35 billion at quarter end, compared with $63 billion at June 30, 2013

o	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 82 basis points, compared with 81 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.54 percent, compared with 4.59 percent in prior quarter

•	Consumer Credit

o	Credit card penetration in retail banking households rose to 36.0 percent[7], up from 32.1 percent in prior year

o	Auto originations of $6.9 billion, down 3 percent from prior quarter and up 9 percent from prior year

7 Data as of August 2013, comparisons with August 2012.

8 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

			Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2013	2013	2012

Total revenue	$5,871	6,135	5,949
Reversal of provision for credit losses	(144)	(118)	(57)
Noninterest expense	3,084	3,183	2,908
Segment net income	1,973	2,004	1,993

(in billions)
Average loans	290.4	286.9	277.1
Average assets	500.7	499.9	490.7
Average core deposits	235.3	230.5	225.4

Wholesale Banking reported net income of $2.0 billion, down $31 million, or 2 percent, from second quarter 2013. Revenue of $5.9 billion decreased $264 million, or 4 percent, from prior quarter on lower sales and trading and investment banking results as well as seasonally lower crop insurance fees. Noninterest expense decreased $99 million, or 3 percent, from prior quarter primarily from lower variable personnel expense and seasonal crop insurance commissions.

Net income was down $20 million, or 1 percent, from third quarter 2012. Revenue decreased $78 million, or 1 percent, from a year ago as business growth and strong loan and deposit growth was more than offset by lower sales and trading, PCI resolution income and other income. Noninterest expense increased $176 million, or 6 percent, from a year ago due to higher personnel expenses and support costs. The provision for credit losses decreased $87 million from a year ago due to a $117 million reduction in credit losses. The third quarter 2013 provision included an $80 million reserve release, compared with $110 million a year ago.

•	Five percent average loan growth in third quarter 2013 compared with third quarter 2012. The growth came from nearly all portfolios, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, equipment finance and government and institutional banking

•	Added $5.2 billion of loans from U.S. and U.K. CRE acquisitions

•	Investment Banking year-to-date 2013 revenue from commercial and corporate customers increased 33 percent from year-to-date 2012 due to attractive capital markets conditions and continued momentum in cross selling

•	Cross-sell of 7.0 products per relationship up from 6.9 in prior quarter

•	Third quarter 2013 treasury management revenue up 10 percent from third quarter 2012

•	Third quarter assets under management up $21 billion from prior quarter to $475 billion, reflecting net client inflows and increased market valuation

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and trust. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as their endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2013	2013	2012

Total revenue	$3,307	3,261	3,033
Provision (reversal of provision) for credit losses	(38)	19	30
Noninterest expense	2,619	2,542	2,457
Segment net income	450	434	338

(in billions)
Average loans	46.7	45.4	42.5
Average assets	180.8	177.1	163.8
Average core deposits	150.6	146.4	136.7

Wealth, Brokerage and Retirement reported net income of $450 million, up $16 million, or 4 percent, from second quarter 2013. Revenue of $3.3 billion increased $46 million, or 1 percent, from the prior quarter. Excluding higher gains on deferred compensation plan investments (offset in compensation expense), revenue was in line with prior quarter as increased net interest income was mostly offset by lower brokerage transaction revenue. Noninterest expense increased $77 million, or 3 percent, from prior quarter. Apart from higher deferred compensation expense (offset in trading income), noninterest expense increased $17 million, or 1 percent, due to higher non-personnel expenses, partially offset by a decrease in broker commissions. The provision for credit losses decreased $57 million from second quarter 2013. The provision in third and second quarter 2013 included a $38 million and $5 million reserve release, respectively.

Net income was up $112 million, or 33 percent, from third quarter 2012. Revenue increased $274 million, or 9 percent, from a year ago driven by strong growth in asset-based fees and higher net interest income, partly offset by decreased brokerage transaction revenue. Noninterest expense increased $162 million, or 7 percent, from a year ago largely due to higher personnel expenses, including an increase in broker commissions. The provision for credit losses decreased $68 million from a year ago; the provision in third quarter 2012 included a $10 million reserve release.

Retail Brokerage

•	Client assets of $1.3 trillion, up 8 percent from prior year

•	Managed account assets increased $53 billion, or 18 percent, from prior year driven by strong market performance and net flows

•	Strong deposit growth, with average balances up 14 percent from prior year

Wealth Management

•	Client assets of $209 billion, up 5 percent from prior year

Retirement

•	IRA assets of $326 billion, up 10 percent from prior year

•	Institutional Retirement plan assets of $288 billion, up 11 percent from prior year

WBR cross-sell ratio of 10.41 products per household, up from 10.27 a year ago

Conference Call

The Company will host a live conference call on Friday, October 11, at 7 a.m. PDT (10 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_101113.

A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on October 11 through Friday, October 18. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #12658199. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Tier 1 common equity ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.

Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, the sovereign debt crisis and economic difficulties in Europe, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.5 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, and the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With more than 270,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2013 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19
Consolidated Statement of Comprehensive Income	20
Condensed Consolidated Statement of Changes in Total Equity	20
Five Quarter Consolidated Statement of Income	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22-23
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	24
Noninterest Income and Noninterest Expense	25

Balance Sheet
Consolidated Balance Sheet	27-28
Securities Available for Sale	29

Loans
Loans	29
Nonperforming Assets	30
Loans 90 Days or More Past Due and Still Accruing	31
Purchased Credit-Impaired Loans	32-34
Pick-A-Pay Portfolio	35
Non-Strategic and Liquidating Loan Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Tier 1 Common Equity	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sept. 30, 2013 from		Nine months ended

($ in millions, except per share amounts)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012	% Change

For the Period
Wells Fargo net income	$5,578	5,519	4,937	1%	13	$16,268	13,807	18%
Wells Fargo net income applicable to common stock	5,317	5,272	4,717	1	13	15,520	13,142	18
Diluted earnings per common share	0.99	0.98	0.88	1	13	2.89	2.45	18
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.53%	1.55	1.45	(1)	6	1.52	1.39	9
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.07	14.02	13.38	-	5	13.92	12.81	9
Efficiency ratio (1)	59.1	57.3	57.1	3	4	58.2	58.5	(1)
Total revenue	$20,478	21,378	21,213	(4)	(3)	$63,115	64,138	(2)
Pre-tax pre-provision profit (PTPP) (2)	8,376	9,123	9,101	(8)	(8)	26,358	26,636	(1)
Dividends declared per common share	0.30	0.30	0.22	-	36	0.85	0.66	29
Average common shares outstanding	5,295.3	5,304.7	5,288.1	-	-	5,293.0	5,292.7	-
Diluted average common shares outstanding	5,381.7	5,384.6	5,355.6	-	-	5,374.7	5,355.7	-
Average loans	$804,779	800,241	776,734	1	4	$801,056	771,200	4
Average assets	1,449,610	1,429,005	1,354,340	1	7	1,427,812	1,326,384	8
Average core deposits (3)	940,279	936,090	895,374	-	5	934,131	882,224	6
Average retail core deposits (4)	670,335	666,043	630,053	1	6	666,393	623,671	7
Net interest margin	3.38%	3.46	3.66	(2)	(8)	3.44	3.82	(10)

At Period End
Securities available for sale	$259,399	249,439	229,350	4	13	$259,399	229,350	13
Loans	812,325	801,974	782,630	1	4	812,325	782,630	4
Allowance for loan losses	15,159	16,144	17,385	(6)	(13)	15,159	17,385	(13)
Goodwill	25,637	25,637	25,637	-	-	25,637	25,637	-
Assets	1,488,055	1,440,563	1,374,715	3	8	1,488,055	1,374,715	8
Core deposits (3)	947,805	941,158	901,075	1	5	947,805	901,075	5
Wells Fargo stockholders’ equity	167,165	162,421	154,679	3	8	167,165	154,679	8
Total equity	168,813	163,777	156,059	3	8	168,813	156,059	8
Capital ratios:
Total equity to assets	11.34%	11.37	11.35	-	-	11.34	11.35	-
Risk-based capital (5):
Tier 1 capital	12.15	12.12	11.50	-	6	12.15	11.50	6
Total capital	15.14	15.03	14.51	1	4	15.14	14.51	4
Tier 1 leverage (5)	9.76	9.63	9.40	1	4	9.76	9.40	4
Tier 1 common equity (5)(6)	10.64	10.71	9.92	(1)	7	10.64	9.92	7
Common shares outstanding	5,273.7	5,302.2	5,289.6	(1)	-	5,273.7	5,289.6	-
Book value per common share	$28.98	28.26	27.10	3	7	$28.98	27.10	7
Common stock price:
High	44.79	41.74	36.60	7	22	44.79	36.60	22
Low	40.79	36.19	32.62	13	25	34.43	27.94	23
Period end	41.32	41.27	34.53	-	20	41.32	34.53	20
Team members (active, full-time equivalent)	270,600	274,300	267,000	(1)	1	270,600	267,000	1

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

For the Quarter
Wells Fargo net income	$5,578	5,519	5,171	5,090	4,937
Wells Fargo net income applicable to common stock	5,317	5,272	4,931	4,857	4,717
Diluted earnings per common share	0.99	0.98	0.92	0.91	0.88
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.53%	1.55	1.49	1.46	1.45
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.07	14.02	13.59	13.35	13.38
Efficiency ratio (1)	59.1	57.3	58.3	58.8	57.1
Total revenue	$20,478	21,378	21,259	21,948	21,213
Pre-tax pre-provision profit (PTPP) (2)	8,376	9,123	8,859	9,052	9,101
Dividends declared per common share	0.30	0.30	0.25	0.22	0.22
Average common shares outstanding	5,295.3	5,304.7	5,279.0	5,272.4	5,288.1
Diluted average common shares outstanding	5,381.7	5,384.6	5,353.5	5,338.7	5,355.6
Average loans	$804,779	800,241	798,074	787,210	776,734
Average assets	1,449,610	1,429,005	1,404,334	1,387,056	1,354,340
Average core deposits (3)	940,279	936,090	925,866	928,824	895,374
Average retail core deposits (4)	670,335	666,043	662,913	646,145	630,053
Net interest margin	3.38%	3.46	3.48	3.56	3.66

At Quarter End
Securities available for sale	$259,399	249,439	248,160	235,199	229,350
Loans	812,325	801,974	799,966	799,574	782,630
Allowance for loan losses	15,159	16,144	16,711	17,060	17,385
Goodwill	25,637	25,637	25,637	25,637	25,637
Assets	1,488,055	1,440,563	1,436,634	1,422,968	1,374,715
Core deposits (3)	947,805	941,158	939,934	945,749	901,075
Wells Fargo stockholders’ equity	167,165	162,421	162,086	157,554	154,679
Total equity	168,813	163,777	163,395	158,911	156,059
Capital ratios:
Total equity to assets	11.34%	11.37	11.37	11.17	11.35
Risk-based capital (5):
Tier 1 capital	12.15	12.12	11.80	11.75	11.50
Total capital	15.14	15.03	14.76	14.63	14.51
Tier 1 leverage (5)	9.76	9.63	9.53	9.47	9.40
Tier 1 common equity (5)(6)	10.64	10.71	10.39	10.12	9.92
Common shares outstanding	5,273.7	5,302.2	5,288.8	5,266.3	5,289.6
Book value per common share	$28.98	28.26	28.27	27.64	27.10
Common stock price:
High	44.79	41.74	38.20	36.34	36.60
Low	40.79	36.19	34.43	31.25	32.62
Period end	41.32	41.27	36.99	34.18	34.53
Team members (active, full-time equivalent)	270,600	274,300	274,300	269,200	267,000

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The September 30, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions, except per share amounts)	2013	2012	Change	2013	2012	Change

Interest income
Trading assets	$331	299	11%	$998	1,019	(2)%
Securities available for sale	2,038	1,966	4	5,997	6,201	(3)
Mortgages held for sale	320	476	(33)	1,069	1,412	(24)
Loans held for sale	3	17	(82)	10	38	(74)
Loans	8,901	9,016	(1)	26,664	27,455	(3)
Other interest income	183	151	21	515	409	26

Total interest income	11,776	11,925	(1)	35,253	36,534	(4)

Interest expense
Deposits	318	428	(26)	1,040	1,328	(22)
Short-term borrowings	9	19	(53)	46	55	(16)
Long-term debt	621	756	(18)	1,950	2,375	(18)
Other interest expense	80	60	33	220	189	16

Total interest expense	1,028	1,263	(19)	3,256	3,947	(18)

Net interest income	10,748	10,662	1	31,997	32,587	(2)
Provision for credit losses	75	1,591	(95)	1,946	5,386	(64)

Net interest income after provision for credit losses	10,673	9,071	18	30,051	27,201	10

Noninterest income
Service charges on deposit accounts	1,278	1,210	6	3,740	3,433	9
Trust and investment fees	3,276	2,954	11	9,972	8,691	15
Card fees	813	744	9	2,364	2,102	12
Other fees	1,098	1,097	-	3,221	3,326	(3)
Mortgage banking	1,608	2,807	(43)	7,204	8,570	(16)
Insurance	413	414	-	1,361	1,455	(6)
Net gains from trading activities	397	529	(25)	1,298	1,432	(9)
Net gains (losses) on debt securities available for sale	(6)	3	NM	(15)	(65)	(77)
Net gains from equity investments	502	164	206	818	770	6
Lease income	160	218	(27)	515	397	30
Other	191	411	(54)	640	1,440	(56)

Total noninterest income	9,730	10,551	(8)	31,118	31,551	(1)

Noninterest expense
Salaries	3,910	3,648	7	11,341	10,954	4
Commission and incentive compensation	2,401	2,368	1	7,604	7,139	7
Employee benefits	1,172	1,063	10	3,873	3,720	4
Equipment	471	510	(8)	1,417	1,526	(7)
Net occupancy	728	727	-	2,163	2,129	2
Core deposit and other intangibles	375	419	(11)	1,129	1,256	(10)
FDIC and other deposit assessments	214	359	(40)	765	1,049	(27)
Other	2,831	3,018	(6)	8,465	9,729	(13)

Total noninterest expense	12,102	12,112	-	36,757	37,502	(2)

Income before income tax expense	8,301	7,510	11	24,412	21,250	15
Income tax expense	2,618	2,480	6	7,901	7,179	10

Net income before noncontrolling interests	5,683	5,030	13	16,511	14,071	17
Less: Net income from noncontrolling interests	105	93	13	243	264	(8)

Wells Fargo net income	$5,578	4,937	13	$16,268	13,807	18

Less: Preferred stock dividends and other	261	220	19	748	665	12

Wells Fargo net income applicable to common stock	$5,317	4,717	13	$15,520	13,142	18

Per share information
Earnings per common share	$1.00	0.89	12	$2.93	2.48	18
Diluted earnings per common share	0.99	0.88	13	2.89	2.45	18
Dividends declared per common share	0.30	0.22	36	0.85	0.66	29
Average common shares outstanding	5,295.3	5,288.1	-	5,293.0	5,292.7	-
Diluted average common shares outstanding	5,381.7	5,355.6	-	5,374.7	5,355.7	-

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Wells Fargo net income	$5,578	4,937	13%	$16,268	13,807	18%

Other comprehensive income (loss), before tax:
Securities available for sale:
Net unrealized gains (losses) arising during the period	842	2,892	(71)	(5,922)	5,597	NM
Reclassification of net gains to net income	(114)	(41)	178	(197)	(290)	(32)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(7)	24	NM	(10)	63	NM
Reclassification of net gains on cash flow hedges to net income	(69)	(89)	(22)	(225)	(295)	(24)
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	297	(1)	NM	1,075	(18)	NM
Amortization of net actuarial loss, settlements and other costs to net income	59	35	69	221	111	99
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	12	45	(73)	(27)	(1)	NM
Reclassification of net (gains) losses to net income	3	-	NM	(12)	(10)	20

Other comprehensive income (loss), before tax	1,023	2,865	(64)	(5,097)	5,157	NM
Income tax (expense) benefit related to other comprehensive income	(265)	(1,057)	(75)	2,002	(1,923)	NM

Other comprehensive income (loss), net of tax	758	1,808	(58)	(3,095)	3,234	NM
Less: Other comprehensive income from noncontrolling interests	266	2	NM	266	6	NM

Wells Fargo other comprehensive income (loss), net of tax	492	1,806	(73)	(3,361)	3,228	NM

Wells Fargo comprehensive income	6,070	6,743	(10)	12,907	17,035	(24)
Comprehensive income from noncontrolling interests	371	95	291	509	270	89

Total comprehensive income	$6,441	6,838	(6)	$ 13,416	17,305	(22)

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Nine months ended Sept. 30,

(in millions)	2013	2012

Balance, beginning of period	$158,911	141,687
Cumulative effect of fair value election for certain residential mortgage servicing rights	-	2

Balance, beginning of period - adjusted	158,911	141,689
Wells Fargo net income	16,268	13,807
Wells Fargo other comprehensive income (loss), net of tax	(3,361)	3,228
Common stock issued	2,380	2,000
Common stock repurchased (1)	(3,978)	(2,597)
Preferred stock released by ESOP	884	838
Preferred stock issued	2,317	742
Common stock dividends	(4,504)	(3,500)
Preferred stock dividends and other	(748)	(665)
Noncontrolling interests and other, net	644	517

Balance, end of period	$168,813	156,059

(1)	For the nine months ended September 30, 2013, includes $400 million related to a private forward repurchase transaction entered into in third quarter 2013 that is expected to settle in fourth quarter 2013 for an estimated 9.8 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions, except per share amounts)	2013	2013	2013	2012	2012

Interest income
Trading assets	$331	340	327	339	299
Securities available for sale	2,038	2,034	1,925	1,897	1,966
Mortgages held for sale	320	378	371	413	476
Loans held for sale	3	4	3	3	17
Loans	8,901	8,902	8,861	9,027	9,016
Other interest income	183	169	163	178	151

Total interest income	11,776	11,827	11,650	11,857	11,925

Interest expense
Deposits	318	353	369	399	428
Short-term borrowings	9	17	20	24	19
Long-term debt	621	632	697	735	756
Other interest expense	80	75	65	56	60

Total interest expense	1,028	1,077	1,151	1,214	1,263

Net interest income	10,748	10,750	10,499	10,643	10,662
Provision for credit losses	75	652	1,219	1,831	1,591

Net interest income after provision for credit losses	10,673	10,098	9,280	8,812	9,071

Noninterest income
Service charges on deposit accounts	1,278	1,248	1,214	1,250	1,210
Trust and investment fees	3,276	3,494	3,202	3,199	2,954
Card fees	813	813	738	736	744
Other fees	1,098	1,089	1,034	1,193	1,097
Mortgage banking	1,608	2,802	2,794	3,068	2,807
Insurance	413	485	463	395	414
Net gains from trading activities	397	331	570	275	529
Net gains (losses) on debt securities available for sale	(6)	(54)	45	(63)	3
Net gains from equity investments	502	203	113	715	164
Lease income	160	225	130	170	218
Other	191	(8)	457	367	411

Total noninterest income	9,730	10,628	10,760	11,305	10,551

Noninterest expense
Salaries	3,910	3,768	3,663	3,735	3,648
Commission and incentive compensation	2,401	2,626	2,577	2,365	2,368
Employee benefits	1,172	1,118	1,583	891	1,063
Equipment	471	418	528	542	510
Net occupancy	728	716	719	728	727
Core deposit and other intangibles	375	377	377	418	419
FDIC and other deposit assessments	214	259	292	307	359
Other	2,831	2,973	2,661	3,910	3,018

Total noninterest expense	12,102	12,255	12,400	12,896	12,112

Income before income tax expense	8,301	8,471	7,640	7,221	7,510
Income tax expense	2,618	2,863	2,420	1,924	2,480

Net income before noncontrolling interests	5,683	5,608	5,220	5,297	5,030
Less: Net income from noncontrolling interests	105	89	49	207	93

Wells Fargo net income	$5,578	5,519	5,171	5,090	4,937

Less: Preferred stock dividends and other	261	247	240	233	220

Wells Fargo net income applicable to common stock	$5,317	5,272	4,931	4,857	4,717

Per share information
Earnings per common share	$1.00	1.00	0.93	0.92	0.89
Diluted earnings per common share	0.99	0.98	0.92	0.91	0.88
Dividends declared per common share	0.30	0.30	0.25	0.22	0.22
Average common shares outstanding	5,295.3	5,304.7	5,279.0	5,272.4	5,288.1
Diluted average common shares outstanding	5,381.7	5,384.6	5,353.5	5,338.7	5,355.6

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,

				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$155,888	0.31	%	$121	91,561	0.44	%	$101
Trading assets	44,809	3.02		339	39,441	3.08		304
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	6,633	1.69		28	1,390	1.05		4
Securities of U.S. states and political subdivisions	40,754	4.35		444	35,925	4.36		392
Mortgage-backed securities:
Federal agencies	112,997	2.83		800	94,324	2.88		679
Residential and commercial	30,216	6.56		496	33,124	6.67		553
Total mortgage-backed securities	143,213	3.62		1,296	127,448	3.87		1,232
Other debt and equity securities	55,404	3.27		455	47,647	4.07		486
Total securities available for sale	246,004	3.61		2,223	212,410	3.98		2,114
Mortgages held for sale (4)	33,227	3.86		320	52,128	3.65		476
Loans held for sale (4)	197	7.25		3	932	7.38		17
Loans:
Commercial:
Commercial and industrial	188,410	3.58		1,697	177,500	3.84		1,711
Real estate mortgage	104,637	4.12		1,086	105,148	4.05		1,070
Real estate construction	16,188	4.43		181	17,687	5.21		232
Lease financing	11,700	5.29		155	12,608	6.60		208
Foreign	44,843	2.09		236	39,663	2.46		245
Total commercial	365,778	3.64		3,355	352,606	3.91		3,466
Consumer:
Real estate 1-4 family first mortgage	254,082	4.20		2,670	234,020	4.51		2,638
Real estate 1-4 family junior lien mortgage	68,785	4.30		743	79,718	4.26		854
Credit card	24,989	12.45		784	23,040	12.64		732
Automobile	49,134	6.85		848	45,658	7.44		854
Other revolving credit and installment	42,011	4.83		512	41,692	4.58		480
Total consumer	439,001	5.04		5,557	424,128	5.23		5,558
Total loans (4)	804,779	4.41		8,912	776,734	4.63		9,024
Other	4,279	5.62		61	4,386	4.62		50
Total earning assets	$1,289,183	3.70	%	$11,979	1,177,592	4.09	%	$12,086

Funding sources
Deposits:
Interest-bearing checking	$34,499	0.06	%	$5	28,815	0.06	%	$4
Market rate and other savings	553,062	0.08		107	506,138	0.12		152
Savings certificates	47,339	1.08		129	58,206	1.29		188
Other time deposits	30,423	0.62		47	14,373	1.49		54
Deposits in foreign offices	81,087	0.15		30	71,791	0.16		30
Total interest-bearing deposits	746,410	0.17		318	679,323	0.25		428
Short-term borrowings	53,403	0.08		11	51,857	0.17		22
Long-term debt	133,397	1.86		621	127,486	2.37		756
Other liabilities	12,128	2.64		80	9,945	2.40		60
Total interest-bearing liabilities	945,338	0.43		1,030	868,611	0.58		1,266
Portion of noninterest-bearing funding sources	343,845	-		-	308,981	-		-
Total funding sources	$1,289,183	0.32		1,030	1,177,592	0.43		1,266
Net interest margin and net interest income on a taxable-equivalent basis (5)		3.38	%	$10,949		3.66	%	$10,820
Noninterest-earning assets
Cash and due from banks	$16,350				15,682
Goodwill	25,637				25,566
Other	118,440				135,500
Total noninterest-earning assets	$160,427				176,748

Noninterest-bearing funding sources
Deposits	$279,156				267,184
Other liabilities	59,969				66,116
Total equity	165,147				152,429
Noninterest-bearing funding sources used to fund earning assets	(343,845)				(308,981)
Net noninterest-bearing funding sources	$160,427				176,748
Total assets	$1,449,610				1,354,340

(1)	Our average prime rate was 3.25% for the quarters ended September 30, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.26% and 0.43% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $202 million and $158 million for the quarters ended September 30, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$137,926	0.33	%	$342	73,011	0.47	%	$257
Trading assets	44,530	3.05		1,020	41,931	3.29		1,035
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	6,797	1.66		85	3,041	1.12		25
Securities of U.S. states and political subdivisions	39,213	4.38		1,288	34,366	4.42		1,139
Mortgage-backed securities:
Federal agencies	103,522	2.79		2,164	93,555	3.24		2,277
Residential and commercial	31,217	6.51		1,524	33,839	6.82		1,731
Total mortgage-backed securities	134,739	3.65		3,688	127,394	4.19		4,008
Other debt and equity securities	54,893	3.56		1,463	48,983	4.09		1,501
Total securities available for sale	235,642	3.69		6,524	213,784	4.16		6,673
Mortgages held for sale (4)	39,950	3.57		1,069	49,531	3.80		1,412
Loans held for sale (4)	172	7.88		10	838	6.07		38
Loans:
Commercial:
Commercial and industrial	186,366	3.67		5,113	172,039	4.07		5,245
Real estate mortgage	105,367	3.96		3,121	105,548	4.24		3,350
Real estate construction	16,401	4.76		584	18,118	4.98		676
Lease financing	12,151	6.26		571	12,875	7.47		721
Foreign	42,357	2.16		683	39,915	2.52		753
Total commercial	362,642	3.71		10,072	348,495	4.12		10,745
Consumer:
Real estate 1-4 family first mortgage	252,904	4.24		8,044	231,256	4.60		7,984
Real estate 1-4 family junior lien mortgage	71,390	4.29		2,292	82,161	4.28		2,631
Credit card	24,373	12.54		2,285	22,414	12.75		2,140
Automobile	47,890	7.03		2,516	44,660	7.60		2,542
Other revolving credit and installment	41,857	4.76		1,489	42,214	4.55		1,438
Total consumer	438,414	5.06		16,626	422,705	5.28		16,735
Total loans (4)	801,056	4.45		26,698	771,200	4.76		27,480
Other	4,229	5.45		172	4,492	4.53		153
Total earning assets	$1,263,505	3.79	%	$35,835	1,154,787	4.28	%	$37,048

Funding sources
Deposits:
Interest-bearing checking	$35,704	0.06	%	$16	30,465	0.06	%	$14
Market rate and other savings	544,208	0.08		341	500,850	0.12		457
Savings certificates	51,681	1.18		457	60,404	1.33		601
Other time deposits	24,177	0.81		146	13,280	1.74		173
Deposits in foreign offices	73,715	0.15		80	67,424	0.16		83
Total interest-bearing deposits	729,485	0.19		1,040	672,423	0.26		1,328
Short-term borrowings	55,535	0.13		55	50,650	0.17		65
Long-term debt	128,691	2.02		1,950	127,561	2.48		2,375
Other liabilities	12,352	2.37		220	10,052	2.50		189
Total interest-bearing liabilities	926,063	0.47		3,265	860,686	0.61		3,957
Portion of noninterest-bearing funding sources	337,442	-		-	294,101	-		-
Total funding sources	$1,263,505	0.35		3,265	1,154,787	0.46		3,957

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.44	%	$32,570		3.82	%	$33,091
Noninterest-earning assets
Cash and due from banks	$16,364				16,283
Goodwill	25,637				25,343
Other	122,306				129,971
Total noninterest-earning assets	$164,307				171,597

Noninterest-bearing funding sources
Deposits	$277,820				256,120
Other liabilities	60,764				60,606
Total equity	163,165				148,972
Noninterest-bearing funding sources used to fund earning assets	(337,442)				(294,101)
Net noninterest-bearing funding sources	$164,307				171,597
Total assets	$1,427,812				1,326,384

(1)	Our average prime rate was 3.25% for the nine months ended September 30, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.28% and 0.47% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $574 million and $504 million for the nine months ended September 30, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	Sept. 30, 2013				June 30, 2013				Mar. 31, 2013				Dec. 31, 2012				Sept. 30, 2012
($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$155.9	0.31	%	$	136.5	0.33	%	$	121.0	0.36	%	$	117.1	0.41	%	$	91.6	0.44%
Trading assets	44.8	3.02			46.6	2.98			42.1	3.17			42.0	3.28			39.5	3.08
Securities available for sale (2):
Securities of U.S. Treasury and federal agencies	6.6	1.69			6.7	1.73			7.1	1.56			5.3	1.64			1.4	1.05
Securities of U.S. states and political subdivisions	40.8	4.35			39.3	4.42			37.6	4.38			36.4	4.64			35.9	4.36
Mortgage-backed securities:
Federal agencies	113.0	2.83			102.0	2.79			95.4	2.74			90.9	2.71			94.3	2.88
Residential and commercial	30.2	6.56			31.3	6.50			32.1	6.46			32.7	6.53			33.1	6.67

Total mortgage-backed securities	143.2	3.62			133.3	3.66			127.5	3.68			123.6	3.72			127.4	3.87
Other debt and equity securities	55.4	3.27			55.5	3.84			53.7	3.58			50.0	3.91			47.7	4.07

Total securities available for sale	246.0	3.61			234.8	3.77			225.9	3.70			215.3	3.87			212.4	3.98
Mortgages held for sale	33.2	3.86			43.4	3.48			43.3	3.42			47.2	3.50			52.1	3.65
Loans held for sale	0.2	7.25			0.2	7.85			0.1	8.83			0.1	9.03			0.9	7.38
Loans:
Commercial:
Commercial and industrial	188.4	3.58			186.1	3.69			184.5	3.73			179.5	3.85			177.5	3.84
Real estate mortgage	104.6	4.12			105.3	3.92			106.2	3.84			105.1	4.02			105.1	4.05
Real estate construction	16.2	4.43			16.4	5.02			16.6	4.84			17.5	4.97			17.7	5.21
Lease financing	11.7	5.29			12.3	6.66			12.4	6.78			12.4	6.43			12.6	6.60
Foreign	44.9	2.09			42.3	2.23			39.9	2.16			39.7	2.32			39.7	2.46

Total commercial	365.8	3.64			362.4	3.75			359.6	3.74			354.2	3.87			352.6	3.91

Consumer:
Real estate 1-4 family first mortgage	254.1	4.20			252.6	4.23			252.0	4.29			244.6	4.39			234.0	4.51
Real estate 1-4 family junior lien mortgage	68.8	4.30			71.4	4.29			74.1	4.28			76.9	4.28			79.7	4.26
Credit card	25.0	12.45			24.0	12.55			24.1	12.62			23.9	12.43			23.0	12.64
Automobile	49.1	6.85			47.9	7.05			46.6	7.20			46.0	7.34			45.7	7.44
Other revolving credit and installment	42.0	4.83			41.9	4.74			41.7	4.70			41.6	4.63			41.7	4.58

Total consumer	439.0	5.04			437.8	5.05			438.5	5.10			433.0	5.15			424.1	5.23

Total loans	804.8	4.41			800.2	4.46			798.1	4.49			787.2	4.58			776.7	4.63
Other	4.3	5.62			4.2	5.55			4.3	5.19			4.3	5.21			4.4	4.62

Total earning assets	$1,289.2	3.70%		$	1,265.9	3.80%		$	1,234.8	3.86%		$	1,213.2	3.96%		$	1,177.6	4.09%

Funding sources
Deposits:
Interest-bearing checking	$34.5	0.06%		$	40.4	0.06%		$	32.2	0.06%		$	30.9	0.06%		$	28.8	0.06%
Market rate and other savings	553.1	0.08			541.8	0.08			537.5	0.09			518.6	0.10			506.1	0.12
Savings certificates	47.3	1.08			52.6	1.23			55.2	1.22			56.7	1.27			58.2	1.29
Other time deposits	30.4	0.62			26.0	0.76			15.9	1.25			13.6	1.51			14.4	1.49
Deposits in foreign offices	81.1	0.15			68.9	0.15			71.1	0.14			69.4	0.15			71.8	0.16

Total interest-bearing deposits	746.4	0.17			729.7	0.19			711.9	0.21			689.2	0.23			679.3	0.25
Short-term borrowings	53.4	0.08			57.8	0.14			55.4	0.17			52.8	0.21			51.9	0.17
Long-term debt	133.4	1.86			125.5	2.02			127.1	2.20			127.5	2.30			127.5	2.37
Other liabilities	12.1	2.64			13.3	2.25			11.6	2.24			10.0	2.27			9.9	2.40

Total interest-bearing liabilities	945.3	0.43			926.3	0.47			906.0	0.51			879.5	0.55			868.6	0.58
Portion of noninterest-bearing funding sources	343.9	-			339.6	-			328.8	-			333.7	-			309.0	-

Total funding sources	$1,289.2	0.32		$	1,265.9	0.34		$	1,234.8	0.38		$	1,213.2	0.40		$	1,177.6	0.43

Net interest margin on a taxable-equivalent basis		3.38%				3.46%				3.48%				3.56%				3.66%

Noninterest-earning assets
Cash and due from banks	$16.4				16.2				16.5				16.4				15.7
Goodwill	25.6				25.6				25.6				25.6				25.5
Other	118.4				121.3				127.4				131.9				135.5

Total noninterest-earnings assets	$160.4				163.1				169.5				173.9				176.7

Noninterest-bearing funding sources
Deposits	$279.2				280.0				274.2				286.9				267.2
Other liabilities	60.0				58.0				63.7				63.1				66.1
Total equity	165.1				164.7				160.4				157.6				152.4
Noninterest-bearing funding sources used to fund earning assets	(343.9)				(339.6)				(328.8)				(333.7)				(309.0)

Net noninterest-bearing funding sources	$160.4				163.1				169.5				173.9				176.7

Total assets	$1,449.6				1,429.0				1,404.3				1,387.1				1,354.3

(1)	Our average prime rate was 3.25% for quarters ended September 30, June 30 and March 31, 2013, and December 31 and September 30, 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.26%, 0.28%, 0.29%, 0.32% and 0.43% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Service charges on deposit accounts	$1,278	1,210	6%	$3,740	3,433	9%
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,068	1,887	10	6,245	5,562	12
Trust and investment management (1)	811	769	5	2,439	2,283	7
Investment banking	397	298	33	1,288	846	52

Total trust and investment fees	3,276	2,954	11	9,972	8,691	15

Card fees	813	744	9	2,364	2,102	12
Other fees:
Charges and fees on loans	390	426	(8)	1,161	1,298	(11)
Merchant processing fees	169	150	13	497	432	15
Cash network fees	129	120	8	371	358	4
Commercial real estate brokerage commissions	91	56	63	209	188	11
Letters of credit fees	100	114	(12)	311	334	(7)
All other fees	219	231	(5)	672	716	(6)

Total other fees	1,098	1,097	-	3,221	3,326	(3)

Mortgage banking:
Servicing income, net	504	197	156	1,211	1,128	7
Net gains on mortgage loan origination/sales activities	1,104	2,610	(58)	5,993	7,442	(19)

Total mortgage banking	1,608	2,807	(43)	7,204	8,570	(16)

Insurance	413	414	-	1,361	1,455	(6)
Net gains from trading activities	397	529	(25)	1,298	1,432	(9)
Net gains (losses) on debt securities available for sale	(6)	3	NM	(15)	(65)	(77)
Net gains from equity investments	502	164	206	818	770	6
Lease income	160	218	(27)	515	397	30
Life insurance investment income	154	159	(3)	441	481	(8)
All other	37	252	(85)	199	959	(79)

Total	$9,730	10,551	(8)	$31,118	31,551	(1)

NM - Not meaningful

(1) Prior year periods have been revised to reflect all fund distribution fees as brokerage related income.

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Salaries	$3,910	3,648	7%	$11,341	10,954	4%
Commission and incentive compensation	2,401	2,368	1	7,604	7,139	7
Employee benefits	1,172	1,063	10	3,873	3,720	4
Equipment	471	510	(8)	1,417	1,526	(7)
Net occupancy	728	727	-	2,163	2,129	2
Core deposit and other intangibles	375	419	(11)	1,129	1,256	(10)
FDIC and other deposit assessments	214	359	(40)	765	1,049	(27)
Outside professional services	623	733	(15)	1,765	1,985	(11)
Operating losses	195	281	(31)	640	1,282	(50)
Foreclosed assets	161	247	(35)	502	840	(40)
Contract services	241	237	2	674	776	(13)
Outside data processing	251	234	7	719	683	5
Travel and entertainment	209	208	-	651	628	4
Postage, stationery and supplies	184	196	(6)	567	607	(7)
Advertising and promotion	157	170	(8)	445	436	2
Telecommunications	116	127	(9)	364	378	(4)
Insurance	98	51	92	378	391	(3)
Operating leases	56	27	107	153	82	87
All other	540	507	7	1,607	1,641	(2)

Total	$12,102	12,112	-	$36,757	37,502	(2)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Service charges on deposit accounts	$1,278	1,248	1,214	1,250	1,210
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,068	2,127	2,050	1,962	1,887
Trust and investment management (1)	811	829	799	797	769
Investment banking	397	538	353	440	298

Total trust and investment fees	3,276	3,494	3,202	3,199	2,954

Card fees	813	813	738	736	744
Other fees:
Charges and fees on loans	390	387	384	448	426
Merchant processing fees	169	174	154	151	150
Cash network fees	129	125	117	112	120
Commercial real estate brokerage commissions	91	73	45	119	56
Letters of credit fees	100	102	109	107	114
All other fees	219	228	225	256	231

Total other fees	1,098	1,089	1,034	1,193	1,097

Mortgage banking:
Servicing income, net	504	393	314	250	197
Net gains on mortgage loan origination/sales activities	1,104	2,409	2,480	2,818	2,610

Total mortgage banking	1,608	2,802	2,794	3,068	2,807

Insurance	413	485	463	395	414
Net gains from trading activities	397	331	570	275	529
Net gains (losses) on debt securities available for sale	(6)	(54)	45	(63)	3
Net gains from equity investments	502	203	113	715	164
Lease income	160	225	130	170	218
Life insurance investment income	154	142	145	276	159
All other	37	(150)	312	91	252

Total	$9,730	10,628	10,760	11,305	10,551

(1)	Prior year periods have been revised to reflect all fund distribution fees as brokerage related income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Salaries	$3,910	3,768	3,663	3,735	3,648
Commission and incentive compensation	2,401	2,626	2,577	2,365	2,368
Employee benefits	1,172	1,118	1,583	891	1,063
Equipment	471	418	528	542	510
Net occupancy	728	716	719	728	727
Core deposit and other intangibles	375	377	377	418	419
FDIC and other deposit assessments	214	259	292	307	359
Outside professional services	623	607	535	744	733
Operating losses	195	288	157	953	281
Foreclosed assets	161	146	195	221	247
Contract services	241	226	207	235	237
Outside data processing	251	235	233	227	234
Travel and entertainment	209	229	213	211	208
Postage, stationery and supplies	184	184	199	192	196
Advertising and promotion	157	183	105	142	170
Telecommunications	116	125	123	122	127
Insurance	98	143	137	62	51
Operating leases	56	49	48	27	27
All other	540	558	509	774	507

Total	$12,102	12,255	12,400	12,896	12,112

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sept. 30, 2013	Dec. 31, 2012	% Change

Assets
Cash and due from banks	$18,928	21,860	(13)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	182,036	137,313	33
Trading assets	60,203	57,482	5
Securities available for sale	259,399	235,199	10
Mortgages held for sale (includes $23,209 and $42,305 carried at fair value)	25,395	47,149	(46)
Loans held for sale (includes $2 and $6 carried at fair value)	204	110	85

Loans (includes $6,051 and $6,206 carried at fair value)	812,325	799,574	2
Allowance for loan losses	(15,159)	(17,060)	(11)

Net loans	797,166	782,514	2

Mortgage servicing rights:
Measured at fair value	14,501	11,538	26
Amortized	1,204	1,160	4
Premises and equipment, net	9,120	9,428	(3)
Goodwill	25,637	25,637	-
Other assets (includes $911 and $0 carried at fair value)	94,262	93,578	1

Total assets	$1,488,055	1,422,968	5

Liabilities
Noninterest-bearing deposits	$279,911	288,207	(3)
Interest-bearing deposits	761,960	714,628	7

Total deposits	1,041,871	1,002,835	4
Short-term borrowings	53,851	57,175	(6)
Accrued expenses and other liabilities	72,308	76,668	(6)
Long-term debt (includes $0 and $1 carried at fair value)	151,212	127,379	19

Total liabilities	1,319,242	1,264,057	4

Equity

Wells Fargo stockholders’ equity:
Preferred stock	15,549	12,883	21
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	60,188	59,802	1
Retained earnings	88,625	77,679	14
Cumulative other comprehensive income	2,289	5,650	(59)
Treasury stock – 208,075,732 shares and 215,497,298 shares	(7,290)	(6,610)	10
Unearned ESOP shares	(1,332)	(986)	35

Total Wells Fargo stockholders’ equity	167,165	157,554	6
Noncontrolling interests	1,648	1,357	21

Total equity	168,813	158,911	6

Total liabilities and equity	$1,488,055	1,422,968	5

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Assets
Cash and due from banks	$18,928	17,939	16,217	21,860	16,986
Federal funds sold, securities purchased under resale agreements and other short-term investments	182,036	148,665	143,804	137,313	100,442
Trading assets	60,203	58,619	62,274	57,482	60,592
Securities available for sale	259,399	249,439	248,160	235,199	229,350
Mortgages held for sale	25,395	38,785	46,702	47,149	50,337
Loans held for sale	204	190	194	110	298

Loans	812,325	801,974	799,966	799,574	782,630
Allowance for loan losses	(15,159)	(16,144)	(16,711)	(17,060)	(17,385)

Net loans	797,166	785,830	783,255	782,514	765,245

Mortgage servicing rights:
Measured at fair value	14,501	14,185	12,061	11,538	10,956
Amortized	1,204	1,176	1,181	1,160	1,144
Premises and equipment, net	9,120	9,190	9,263	9,428	9,165
Goodwill	25,637	25,637	25,637	25,637	25,637
Other assets	94,262	90,908	87,886	93,578	104,563

Total assets	$1,488,055	1,440,563	1,436,634	1,422,968	1,374,715

Liabilities
Noninterest-bearing deposits	$279,911	277,648	278,909	288,207	268,991
Interest-bearing deposits	761,960	743,937	731,824	714,628	683,248

Total deposits	1,041,871	1,021,585	1,010,733	1,002,835	952,239
Short-term borrowings	53,851	56,983	60,693	57,175	51,957
Accrued expenses and other liabilities	72,308	74,843	75,622	76,668	83,659
Long-term debt	151,212	123,375	126,191	127,379	130,801

Total liabilities	1,319,242	1,276,786	1,273,239	1,264,057	1,218,656

Equity
Wells Fargo stockholders’ equity:
Preferred stock	15,549	13,988	14,412	12,883	12,283
Common stock	9,136	9,136	9,136	9,136	9,105
Additional paid-in capital	60,188	59,945	60,136	59,802	59,089
Retained earnings	88,625	84,923	81,264	77,679	73,994
Cumulative other comprehensive income	2,289	1,797	5,145	5,650	6,435
Treasury stock	(7,290)	(5,858)	(6,036)	(6,610)	(5,186)
Unearned ESOP shares	(1,332)	(1,510)	(1,971)	(986)	(1,041)

Total Wells Fargo stockholders’ equity	167,165	162,421	162,086	157,554	154,679
Noncontrolling interests	1,648	1,356	1,309	1,357	1,380

Total equity	168,813	163,777	163,395	158,911	156,059

Total liabilities and equity	$1,488,055	1,440,563	1,436,634	1,422,968	1,374,715

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SECURITIES AVAILABLE FOR SALE

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Securities of U.S. Treasury and federal agencies	$6,406	6,383	6,884	7,146	1,869
Securities of U.S. states and political subdivisions	42,293	40,890	40,456	38,676	37,925
Mortgage-backed securities:
Federal agencies	118,963	110,561	105,472	97,285	102,713
Residential and commercial	32,329	33,423	35,179	35,899	36,098

Total mortgage-backed securities	151,292	143,984	140,651	133,184	138,811
Other debt securities	55,828	55,425	57,390	53,408	47,993

Total debt securities available for sale	255,819	246,682	245,381	232,414	226,598
Marketable equity securities	3,580	2,757	2,779	2,785	2,752

Total securities available for sale	$259,399	249,439	248,160	235,199	229,350

FIVE QUARTER LOANS

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Commercial:
Commercial and industrial	$191,738	188,758	185,623	187,759	178,191
Real estate mortgage	105,540	104,673	106,119	106,340	104,611
Real estate construction	16,413	16,442	16,650	16,904	17,710
Lease financing	11,688	11,766	12,402	12,424	12,279
Foreign (1)	46,666	41,833	40,920	37,771	39,741

Total commercial	372,045	363,472	361,714	361,198	352,532

Consumer:
Real estate 1-4 family first mortgage	254,924	252,841	252,307	249,900	240,554
Real estate 1-4 family junior lien mortgage	67,675	70,059	72,543	75,465	78,091
Credit card	25,448	24,815	24,120	24,640	23,692
Automobile	49,693	48,648	47,259	45,998	46,044
Other revolving credit and installment	42,540	42,139	42,023	42,373	41,717

Total consumer	440,280	438,502	438,252	438,376	430,098

Total loans (2)	$812,325	801,974	799,966	799,574	782,630

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $27.8 billion, $28.8 billion, $29.7 billion, $31.0 billion and $32.5 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2013, and December 31 and September 30, 2012, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Nonaccrual loans:
Commercial:
Commercial and industrial	$809	1,022	1,193	1,422	1,404
Real estate mortgage	2,496	2,708	3,098	3,322	3,599
Real estate construction	517	665	870	1,003	1,253
Lease financing	17	20	25	27	49
Foreign	47	40	56	50	66

Total commercial	3,886	4,455	5,242	5,824	6,371

Consumer:
Real estate 1-4 family first mortgage	10,450	10,705	11,320	11,455	11,195
Real estate 1-4 family junior lien mortgage	2,333	2,522	2,712	2,922	3,140
Automobile	188	200	220	245	295
Other revolving credit and installment	36	33	32	40	43

Total consumer	13,007	13,460	14,284	14,662	14,673

Total nonaccrual loans (1)(2)(3)	16,893	17,915	19,526	20,486	21,044

As a percentage of total loans	2.08%	2.23	2.44	2.56	2.69
Foreclosed assets:
Government insured/guaranteed (4)	$1,781	1,026	969	1,509	1,479
Non-government insured/guaranteed	2,021	2,114	2,381	2,514	2,730

Total foreclosed assets	3,802	3,140	3,350	4,023	4,209

Total nonperforming assets	$20,695	21,055	22,876	24,509	25,253

As a percentage of total loans	2.55%	2.63	2.86	3.07	3.23

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(4)	Consistent with regulatory reporting requirements, foreclosed real estate securing government insured/guaranteed loans is classified as nonperforming. Both principal and interest for government insured/guaranteed loans secured by the foreclosed real estate are collectible because the loans are predominantly insured by the FHA or guaranteed by the VA. Increase in balance at September 30, 2013, reflects the impact of enhancements to loan modification programs, slowing foreclosures in prior quarters.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$22,181	22,197	23,082	23,245	22,894
Less: FHA insured/VA guaranteed (2)(4)	20,214	20,112	20,745	20,745	20,320
Less: Student loans guaranteed under the FFELP (3)	917	931	977	1,065	1,082

Total, not government insured/guaranteed	$1,050	1,154	1,360	1,435	1,492

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$125	37	47	47	49
Real estate mortgage	40	175	164	228	206
Real estate construction	1	4	47	27	41
Foreign	1	-	7	1	2

Total commercial	167	216	265	303	298

Consumer:
Real estate 1-4 family first mortgage (4)	383	476	563	564	627
Real estate 1-4 family junior lien mortgage (4)	89	92	112	133	151
Credit card	285	263	306	310	288
Automobile	48	32	33	40	43
Other revolving credit and installment	78	75	81	85	85

Total consumer	883	938	1,095	1,132	1,194

Total, not government insured/guaranteed	$1,050	1,154	1,360	1,435	1,492

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $4.9 billion, $5.4 billion, $5.8 billion, $6.0 billion and $6.2 billion, at September 30, June 30 and March 31, 2013, and December 31 and September 30, 2012, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	Sept. 30,	December 31,

(in millions)	2013	2012	2008

Commercial:
Commercial and industrial	$210	259	4,580
Real estate mortgage	1,419	1,970	5,803
Real estate construction	605	877	6,462
Foreign	743	871	1,859

Total commercial	2,977	3,977	18,704

Consumer:
Real estate 1-4 family first mortgage	24,730	26,839	39,214
Real estate 1-4 family junior lien mortgage	127	152	728
Automobile	-	-	151

Total consumer	24,857	26,991	40,093

Total PCI loans (carrying value)	$27,834	30,968	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	195	-	-	195

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,426)	-	-	(1,426)
Loans resolved by sales to third parties (2)	(303)	-	(85)	(388)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,531)	(3,031)	(792)	(5,354)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,923)	(17,222)	(2,882)	(27,027)

Balance, December 31, 2012	422	6,232	310	6,964

Addition of nonaccretable difference due to acquisitions	7	-	-	7

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(62)	-	-	(62)
Loans resolved by sales to third parties (2)	(5)	-	-	(5)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(50)	(866)	-	(916)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(12)	(641)	(67)	(720)

Balance, September 30, 2013	$300	4,725	243	5,268

Balance, June 30, 2013	$311	4,880	250	5,441

Addition of nonaccretable difference due to acquisitions	7	-	-	7

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(15)	-	-	(15)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(9)	-	-	(9)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	6	(155)	(7)	(156)

Balance, September 30, 2013	$300	4,725	243	5,268

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	131
Accretion into interest income (1)	(9,351)
Accretion into noninterest income due to sales (2)	(242)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	5,354
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,209

Balance, December 31, 2012	18,548
Addition of accretable yield due to acquisitions	1
Accretion into interest income (1)	(1,386)
Accretion into noninterest income due to sales (2)	(151)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	916
Changes in expected cash flows that do not affect nonaccretable difference (3)	1,588

Balance, September 30, 2013	$19,516

Balance, June 30, 2013	$20,021
Addition of accretable yield due to acquisitions	1
Accretion into interest income (1)	(481)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	9
Changes in expected cash flows that do not affect nonaccretable difference (3)	(34)

Balance, September 30, 2013	$19,516

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,693	-	123	1,816
Charge-offs	(1,605)	-	(94)	(1,699)

Balance, December 31, 2012	88	-	29	117
Reversal of provision for losses	(65)	-	(15)	(80)
Charge-offs	(6)	-	(9)	(15)

Balance, September 30, 2013	$17	-	5	22

Balance, June 30, 2013	$49	-	22	71
Reversal of provision for losses	(31)	-	(16)	(47)
Charge-offs	(1)	-	(1)	(2)

Balance, September 30, 2013	$17	-	5	22

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	September 30, 2013

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$20,128	98%	$16,202	78%	$13,811	71%
Florida	2,493	104	1,973	76	2,897	85
New Jersey	1,084	89	1,148	87	1,858	77
New York	633	87	661	84	832	76
Texas	276	74	261	69	1,131	60
Other states	4,831	94	4,206	79	7,825	78

Total Pick-a-Pay loans	$29,445		$24,451		$28,354

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2013.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$2,342	2,532	2,770	3,170	3,836

Total commercial	2,342	2,532	2,770	3,170	3,836

Consumer:
Pick-a-Pay mortgage (1)	52,805	54,755	56,608	58,274	60,080
Liquidating home equity	3,911	4,173	4,421	4,647	4,951
Legacy Wells Fargo Financial indirect auto	299	428	593	830	1,104
Legacy Wells Fargo Financial debt consolidation	13,281	13,707	14,115	14,519	15,002
Education Finance-government guaranteed	11,094	11,534	11,922	12,465	12,951
Legacy Wachovia other PCI loans (1)	406	435	462	657	732

Total consumer	81,796	85,032	88,121	91,392	94,820

Total non-strategic and liquidating loan portfolios	$84,138	87,564	90,891	94,562	98,656

(1)	Net of purchase accounting adjustments related to PCI loans.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Sept. 30,		Nine months ended Sept. 30,

(in millions)	2013	2012	2013	2012

Balance, beginning of period	$16,618	18,646	17,477	19,668
Provision for credit losses	75	1,591	1,946	5,386
Interest income on certain impaired loans (1)	(63)	(76)	(209)	(245)
Loan charge-offs:
Commercial:
Commercial and industrial	(151)	(285)	(516)	(1,004)
Real estate mortgage	(44)	(100)	(153)	(296)
Real estate construction	(6)	(41)	(18)	(181)
Lease financing	(3)	(5)	(30)	(18)
Foreign	(4)	(35)	(23)	(81)

Total commercial	(208)	(466)	(740)	(1,580)

Consumer:
Real estate 1-4 family first mortgage	(303)	(719)	(1,170)	(2,319)
Real estate 1-4 family junior lien mortgage	(345)	(1,095)	(1,287)	(2,672)
Credit card	(239)	(255)	(771)	(842)
Automobile	(153)	(152)	(443)	(462)
Other revolving credit and installment	(191)	(184)	(558)	(565)

Total consumer	(1,231)	(2,405)	(4,229)	(6,860)

Total loan charge-offs	(1,439)	(2,871)	(4,969)	(8,440)

Loan recoveries:
Commercial:
Commercial and industrial	93	154	288	368
Real estate mortgage	64	46	149	115
Real estate construction	23	40	114	96
Lease financing	3	4	13	15
Foreign	6	5	23	26

Total commercial	189	249	587	620

Consumer:
Real estate 1-4 family first mortgage	61	46	171	112
Real estate 1-4 family junior lien mortgage	70	59	204	184
Credit card	32	43	95	148
Automobile	75	77	247	285
Other revolving credit and installment	37	39	119	138

Total consumer	275	264	836	867

Total loan recoveries	464	513	1,423	1,487

Net loan charge-offs (2)	(975)	(2,358)	(3,546)	(6,953)

Allowances related to business combinations/other	(8)	—	(21)	(53)

Balance, end of period	$15,647	17,803	15,647	17,803

Components:
Allowance for loan losses	$15,159	17,385	15,159	17,385
Allowance for unfunded credit commitments	488	418	488	418

Allowance for credit losses (3)	$15,647	17,803	15,647	17,803

Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.48%	1.21	0.59	1.20
Allowance for loan losses as a percentage of total loans (3)	1.87	2.22	1.87	2.22
Allowance for credit losses as a percentage of total loans (3)	1.93	2.27	1.93	2.27

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	The allowance for credit losses includes $22 million and $160 million at September 30, 2013 and 2012, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Balance, beginning of quarter	$16,618	17,193	17,477	17,803	18,646
Provision for credit losses	75	652	1,219	1,831	1,591
Interest income on certain impaired loans (1)	(63)	(73)	(73)	(70)	(76)
Loan charge-offs:
Commercial:
Commercial and industrial	(151)	(184)	(181)	(302)	(285)
Real estate mortgage	(44)	(49)	(60)	(86)	(100)
Real estate construction	(6)	(7)	(5)	(10)	(41)
Lease financing	(3)	(24)	(3)	(6)	(5)
Foreign	(4)	(8)	(11)	(30)	(35)

Total commercial	(208)	(272)	(260)	(434)	(466)

Consumer:
Real estate 1-4 family first mortgage	(303)	(392)	(475)	(694)	(719)
Real estate 1-4 family junior lien mortgage	(345)	(428)	(514)	(765)	(1,095)
Credit card	(239)	(266)	(266)	(259)	(255)
Automobile	(153)	(126)	(164)	(189)	(152)
Other revolving credit and installment	(191)	(185)	(182)	(192)	(184)

Total consumer (2)	(1,231)	(1,397)	(1,601)	(2,099)	(2,405)

Total loan charge-offs	(1,439)	(1,669)	(1,861)	(2,533)	(2,871)

Loan recoveries:
Commercial:
Commercial and industrial	93	107	88	93	154
Real estate mortgage	64	54	31	48	46
Real estate construction	23	52	39	28	40
Lease financing	3	6	4	4	4
Foreign	6	9	8	6	5

Total commercial	189	228	170	179	249

Consumer:
Real estate 1-4 family first mortgage	61	64	46	45	46
Real estate 1-4 family junior lien mortgage	70	69	65	75	59
Credit card	32	32	31	37	43
Automobile	75	84	88	77	77
Other revolving credit and installment	37	40	42	39	39

Total consumer	275	289	272	273	264

Total loan recoveries	464	517	442	452	513

Net loan charge-offs	(975)	(1,152)	(1,419)	(2,081)	(2,358)

Allowances related to business combinations/other	(8)	(2)	(11)	(6)	-

Balance, end of quarter	$15,647	16,618	17,193	17,477	17,803

Components:
Allowance for loan losses	$15,159	16,144	16,711	17,060	17,385
Allowance for unfunded credit commitments	488	474	482	417	418

Allowance for credit losses	$15,647	16,618	17,193	17,477	17,803

Net loan charge-offs (annualized) as a percentage of average total loans	0.48%	0.58	0.72	1.05	1.21
Allowance for loan losses as a percentage of:
Total loans	1.87	2.01	2.09	2.13	2.22
Nonaccrual loans	90	90	86	83	83
Nonaccrual loans and other nonperforming assets	73	77	73	70	69
Allowance for credit losses as a percentage of:
Total loans	1.93	2.07	2.15	2.19	2.27
Nonaccrual loans	93	93	88	85	85
Nonaccrual loans and other nonperforming assets	76	79	75	71	70

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $321 million and $567 million for the quarters ended December 31 and September 30, 2012, respectively, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

(in billions)		Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Total equity		$168.8	163.8	163.4	158.9	156.1
Noncontrolling interests		(1.6)	(1.4)	(1.3)	(1.3)	(1.4)

Total Wells Fargo stockholders’ equity		$167.2	162.4	162.1	157.6	154.7

Adjustments:
Preferred equity		(14.3)	(12.6)	(12.6)	(12.0)	(11.3)
Goodwill and intangible assets (other than MSRs)		(31.8)	(32.2)	(32.5)	(32.9)	(33.4)
Applicable deferred taxes		2.9	3.0	3.1	3.2	3.3
Deferred tax asset limitation		-	-	-	-	-
MSRs over specified limitations		(0.9)	(0.8)	(0.8)	(0.7)	(0.7)
Cumulative other comprehensive income		(2.2)	(1.8)	(5.1)	(5.6)	(6.4)
Other		(0.6)	(0.5)	(0.6)	(0.6)	(0.4)

Tier 1 common equity	(A)	$120.3	117.5	113.6	109.0	105.8

Total risk-weighted assets (2)	(B)	$1,131.0	1,097.4	1,094.3	1,077.1	1,067.1

Tier 1 common equity to total risk-weighted assets (2)	(A)/(B)	10.64%	10.71	10.39	10.12	9.92

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s September 30, 2013, risk-weighted assets (RWA) and resulting Tier 1 common equity to total RWA are preliminary and reflect total estimated on-balance sheet and total estimated derivative and off-balance sheet RWA of $908.7 billion and $222.3 billion, respectively.

TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1) (2)

(in billions)		Sept. 30, 2013

Tier 1 common equity under Basel I		$120.3

Adjustments from Basel I to Basel III (3) (5):

Cumulative other comprehensive income related to AFS securities and defined benefit pension plans		2.2

Other		1.2

Total adjustments from Basel I to Basel III		3.4
Threshold deductions, as defined under Basel III (4) (5)		-

Tier 1 common equity anticipated under Basel III	(C)	$123.7

Total risk-weighted assets anticipated under Basel III (6)	(D)	$1,297.4

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	9.54%

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Tier 1 common equity and risk-weighted assets are estimated based on management’s interpretation of the Basel III capital rules adopted July 2, 2013, by the Federal Reserve Board. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.
(3)	Adjustments from Basel I to Basel III represent reconciling adjustments, primarily certain components of cumulative other comprehensive income deducted for Basel I purposes, to derive Tier 1 common equity under Basel III.
(4)	Threshold deductions, as defined under Basel III, include individual and aggregate limitations, as a percentage of Tier 1 common equity, with respect to MSRs (net of related deferred tax liability, which approximates the MSR book value times the applicable statutory tax rates), deferred tax assets and investments in unconsolidated financial companies.
(5)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, may impact adjustments from Basel I to Basel III, and MSRs subject to threshold deductions, as defined under Basel III, in future reporting periods.
(6)	The final Basel III capital rules provide for two capital frameworks: the “standardized” approach intended to replace Basel I, and the “advanced” approach applicable to certain institutions as originally defined under Basel II. Under the final rules, we will be subject to the lower of our Tier 1 common equity ratio calculated under the standardized approach and under the advanced approach in the assessment of our capital adequacy. Accordingly, the estimate of RWA reflects management’s interpretation of RWA determined under the advanced approach because management expects RWA to be higher using the advanced approach compared with the standardized approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company

	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012

Quarter ended Sept. 30,
Net interest income (3)	$7,244	7,247	3,059	3,028	749	680	(304)	(293)	10,748	10,662
Provision (reversal of provision) for credit losses	240	1,627	(144)	(57)	(38)	30	17	(9)	75	1,591
Noninterest income	5,000	5,863	2,812	2,921	2,558	2,353	(640)	(586)	9,730	10,551
Noninterest expense	7,060	7,402	3,084	2,908	2,619	2,457	(661)	(655)	12,102	12,112

Income (loss) before income tax expense (benefit)	4,944	4,081	2,931	3,098	726	546	(300)	(215)	8,301	7,510
Income tax expense (benefit)	1,505	1,250	952	1,103	275	208	(114)	(81)	2,618	2,480

Net income (loss) before noncontrolling interests	3,439	2,831	1,979	1,995	451	338	(186)	(134)	5,683	5,030
Less: Net income from noncontrolling interests	98	91	6	2	1	-	-	-	105	93

Net income (loss) (4)	$3,341	2,740	1,973	1,993	450	338	(186)	(134)	5,578	4,937

Average loans	$497.7	485.3	290.4	277.1	46.7	42.5	(30.0)	(28.2)	804.8	776.7
Average assets	836.6	765.1	500.7	490.7	180.8	163.8	(68.5)	(65.3)	1,449.6	1,354.3
Average core deposits	618.2	594.5	235.3	225.4	150.6	136.7	(63.8)	(61.2)	940.3	895.4

Nine months ended Sept. 30,
Net interest income (3)	$21,614	21,879	9,165	9,556	2,118	2,079	(900)	(927)	31,997	32,587
Provision (reversal of provision) for credit losses	2,265	5,078	(320)	226	(5)	110	6	(28)	1,946	5,386
Noninterest income	16,471	17,744	8,927	8,543	7,647	6,987	(1,927)	(1,723)	31,118	31,551
Noninterest expense	21,650	22,807	9,358	9,075	7,800	7,380	(2,051)	(1,760)	36,757	37,502

Income (loss) before income tax expense (benefit)	14,170	11,738	9,054	8,798	1,970	1,576	(782)	(862)	24,412	21,250
Income tax expense (benefit)	4,426	3,856	3,024	3,051	748	599	(297)	(327)	7,901	7,179

Net income (loss) before noncontrolling interests	9,744	7,882	6,030	5,747	1,222	977	(485)	(535)	16,511	14,071
Less: Net income from noncontrolling interests	234	259	8	5	1	-	-	-	243	264

Net income (loss) (4)	$9,510	7,623	6,022	5,742	1,221	977	(485)	(535)	16,268	13,807

Average loans	$498.3	485.1	287.3	272.0	45.3	42.5	(29.8)	(28.4)	801.1	771.2
Average assets	819.2	750.1	498.9	479.0	179.4	162.2	(69.7)	(64.9)	1,427.8	1,326.4
Average core deposits	620.1	585.3	230.0	222.4	148.8	135.5	(64.8)	(61.0)	934.1	882.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding.
(2)	Includes Wachovia integration expenses, through completion in first quarter 2012, and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing services and products for wealth management customers provided in Community Banking stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

COMMUNITY BANKING
Net interest income (2)	$7,244	7,251	7,119	7,166	7,247
Provision for credit losses	240	763	1,262	1,757	1,627
Noninterest income	5,000	5,691	5,780	6,616	5,863
Noninterest expense	7,060	7,213	7,377	8,033	7,402

Income before income tax expense	4,944	4,966	4,260	3,992	4,081
Income tax expense	1,505	1,633	1,288	918	1,250

Net income before noncontrolling interests	3,439	3,333	2,972	3,074	2,831
Less: Net income from noncontrolling interests	98	88	48	205	91

Segment net income	$3,341	3,245	2,924	2,869	2,740

Average loans	$497.7	498.2	498.9	493.1	485.3
Average assets	836.6	820.9	799.6	794.2	765.1
Average core deposits	618.2	623.0	619.2	608.9	594.5

WHOLESALE BANKING
Net interest income (2)	$3,059	3,101	3,005	3,092	3,028
Provision (reversal of provision) for credit losses	(144)	(118)	(58)	60	(57)
Noninterest income	2,812	3,034	3,081	2,901	2,921
Noninterest expense	3,084	3,183	3,091	3,007	2,908

Income before income tax expense	2,931	3,070	3,053	2,926	3,098
Income tax expense	952	1,065	1,007	892	1,103

Net income before noncontrolling interests	1,979	2,005	2,046	2,034	1,995
Less: Net income from noncontrolling interests	6	1	1	2	2

Segment net income	$1,973	2,004	2,045	2,032	1,993

Average loans	$290.4	286.9	284.5	279.2	277.1
Average assets	500.7	499.9	496.1	489.7	490.7
Average core deposits	235.3	230.5	224.1	240.7	225.4

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$749	700	669	689	680
Provision (reversal of provision) for credit losses	(38)	19	14	15	30
Noninterest income	2,558	2,561	2,528	2,405	2,353
Noninterest expense	2,619	2,542	2,639	2,513	2,457

Income before income tax expense	726	700	544	566	546
Income tax expense	275	266	207	215	208

Net income before noncontrolling interests	451	434	337	351	338
Less: Net income from noncontrolling interests	1	-	-	-	-

Segment net income	$450	434	337	351	338

Average loans	$46.7	45.4	43.8	43.3	42.5
Average assets	180.8	177.1	180.3	171.7	163.8
Average core deposits	150.6	146.4	149.4	143.4	136.7

OTHER (3)
Net interest income (2)	$(304)	(302)	(294)	(304)	(293)
Provision (reversal of provision) for credit losses	17	(12)	1	(1)	(9)
Noninterest income	(640)	(658)	(629)	(617)	(586)
Noninterest expense	(661)	(683)	(707)	(657)	(655)

Loss before income tax benefit	(300)	(265)	(217)	(263)	(215)
Income tax benefit	(114)	(101)	(82)	(101)	(81)

Net loss before noncontrolling interests	(186)	(164)	(135)	(162)	(134)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(186)	(164)	(135)	(162)	(134)

Average loans	$(30.0)	(30.3)	(29.1)	(28.4)	(28.2)
Average assets	(68.5)	(68.9)	(71.7)	(68.5)	(65.3)
Average core deposits	(63.8)	(63.8)	(66.8)	(64.2)	(61.2)

CONSOLIDATED COMPANY
Net interest income (2)	$10,748	10,750	10,499	10,643	10,662
Provision for credit losses	75	652	1,219	1,831	1,591
Noninterest income	9,730	10,628	10,760	11,305	10,551
Noninterest expense	12,102	12,255	12,400	12,896	12,112

Income before income tax expense	8,301	8,471	7,640	7,221	7,510
Income tax expense	2,618	2,863	2,420	1,924	2,480

Net income before noncontrolling interests	5,683	5,608	5,220	5,297	5,030
Less: Net income from noncontrolling interests	105	89	49	207	93

Wells Fargo net income	$5,578	5,519	5,171	5,090	4,937

Average loans	$804.8	800.2	798.1	787.2	776.7
Average assets	1,449.6	1,429.0	1,404.3	1,387.1	1,354.3
Average core deposits	940.3	936.1	925.9	928.8	895.4

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing services and products for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

MSRs measured using the fair value method:

Fair value, beginning of quarter	$14,185	12,061	11,538	10,956	12,081

Servicing from securitizations or asset transfers	954	1,060	935	1,094	1,173
Sales	-	(160)	(423)	-	-

Net additions	954	900	512	1,094	1,173

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	61	2,223	1,030	388	(1,131)
Servicing and foreclosure costs (2)	(34)	(82)	(58)	(127)	(350)
Discount rates (3)	-	-	-	(53)	-
Prepayment estimates and other (4)	(240)	(274)	(211)	115	54

Net changes in valuation model inputs or assumptions	(213)	1,867	761	323	(1,427)

Other changes in fair value (5)	(425)	(643)	(750)	(835)	(871)

Total changes in fair value	(638)	1,224	11	(512)	(2,298)

Fair value, end of quarter	$14,501	14,185	12,061	11,538	10,956

(1)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates; the fourth quarter 2012 change reflects updated broker input on market values for servicing fees in excess of the minimum that can be retained on loans sold to Freddie Mac and Fannie Mae.
(4)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Amortized MSRs:

Balance, beginning of quarter	$1,176	1,181	1,160	1,144	1,130
Purchases	59	26	27	43	42
Servicing from securitizations or asset transfers	32	31	56	34	30
Amortization	(63)	(62)	(62)	(61)	(58)

Balance, end of quarter	1,204	1,176	1,181	1,160	1,144

Fair value of amortized MSRs:

Beginning of quarter	$1,533	1,404	1,400	1,399	1,450
End of quarter	1,525	1,533	1,404	1,400	1,399

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Servicing income, net:
Servicing fees (1)	$966	1,030	997	926	984
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(213)	1,867	761	323	(1,427)
Other changes in fair value (3)	(425)	(643)	(750)	(835)	(871)

Total changes in fair value of MSRs carried at fair value	(638)	1,224	11	(512)	(2,298)
Amortization	(63)	(62)	(62)	(61)	(58)
Net derivative gains (losses) from economic hedges (4)	239	(1,799)	(632)	(103)	1,569

Total servicing income, net	$504	393	314	250	197

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$26	68	129	220	142

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,494	1,487	1,486	1,498	1,508
Owned loans serviced	344	358	367	368	364
Subservicing	6	6	7	7	7

Total residential servicing	1,844	1,851	1,860	1,873	1,879

Commercial mortgage servicing:
Serviced for others	416	409	404	408	405
Owned loans serviced	106	105	106	106	105
Subservicing	11	11	14	13	13

Total commercial servicing	533	525	524	527	523

Total managed servicing portfolio	$2,377	2,376	2,384	2,400	2,402

Total serviced for others	$1,910	1,896	1,890	1,906	1,913
Ratio of MSRs to related loans serviced for others	0.82%	0.81	0.70	0.67	0.63
Weighted-average note rate (mortgage loans serviced for others)	4.54	4.59	4.69	4.77	4.87

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Application data:
Wells Fargo first mortgage quarterly applications	$87	146	140	152	188
Refinances as a percentage of applications	36%	54	65	72	72
Wells Fargo first mortgage unclosed pipeline, at quarter end	$35	63	74	81	97

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$44	62	59	63	61
Correspondent/Wholesale	35	50	49	61	77
Other (1)	1	-	1	1	1

Total quarter-to-date	$80	112	109	125	139

Total year-to-date	$301	221	109	524	399

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Nine months ended

(in millions)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Balance, beginning of period	$2,222	2,317	1,764	2,206	1,326
Provision for repurchase losses:
Loan sales	28	40	75	127	209
Change in estimate (1)	-	25	387	275	1,352

Total additions	28	65	462	402	1,561

Losses (2)	(829)	(160)	(193)	(1,187)	(854)

Balance, end of period	$1,421	2,222	2,033	1,421	2,033

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.
(2)	Quarter and nine months ended September 30, 2013, reflect $746 million as a result of the agreement with Freddie Mac that substantially resolves all repurchase liabilities related to loans sold to Freddie Mac prior to January 1, 2009.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

September 30, 2013
Number of loans	4,422	1,240	385	6,047
Original loan balance (3)	$958	264	87	1,309

June 30, 2013
Number of loans	6,313	1,206	561	8,080
Original loan balance (3)	$1,413	258	127	1,798

March 31, 2013
Number of loans	5,910	1,278	652	7,840
Original loan balance (3)	$1,371	278	145	1,794

December 31, 2012
Number of loans	6,621	1,306	753	8,680
Original loan balance (3)	$1,503	281	160	1,944

September 30, 2012
Number of loans	6,525	1,513	817	8,855
Original loan balance (3)	$1,489	331	183	2,003

(1)	Includes repurchase demands of 1,247 and $225 million, 942 and $190 million, 674 and $147 million, 661 and $132 million, and 534 and $111 million, for September 30, June 30 and March 31, 2013, and December 31, and September 30, 2012, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller. The number of repurchase demands from GSEs that are from mortgage loans originated in 2006 through 2008 totaled 79% at September 30, 2013.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 10% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescission notices received in 2012, approximately 75% have resulted in repurchase demands through September 2013. Not all mortgage insurance rescissions received in 2012 have been completed through the appeals process with the mortgage insurer and, upon successful appeal, we work with the investor to rescind the repurchase demand.
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.